UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2007

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902

(Address of principal executive offices) (Zip Code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                 Other Events

On April 20, 2007 Hardinge Inc. issued a press release announcing the pricing of an underwritten public offering of 2,220,000 shares of its common stock at a price of $23.50 per share for gross proceeds of approximately $52.2 million. A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01                 Financial Statements and Exhibits

99.1   Press release dated April 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: April 20, 2007	By:	/s/ J. PATRICK ERVIN
J. Patrick Ervin
Chairman, President and
Chief Executive Officer

Date: April 20, 2007	By:	/s/ CHARLES R. TREGO, JR.
Charles R. Trego, Jr.
Senior Vice President and
Chief Financial Officer

Date: April 20, 2007	By:	/s/ EDWARD J. GAIO
Edward J. Gaio
Corporate Controller
Principal Accounting Officer